For period ending April 30, 2010				Exhibit  77Q1

File No. 811-7096

GLOBAL HIGH INCOME FUND INC.
INVESTMENT GRADE MUNICIPAL INCOME FUND INC.
MANAGED HIGH YIELD PLUS FUND INC.
STRATEGIC GLOBAL INCOME FUND, INC.

CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY FOR BOARD RESOLUTIONS APPROVING BYLAW AMENDMENTS

I, Keith A. Weller, Vice President and Assistant Secretary of Global High Income Fund Inc., Investment Grade Municipal Income Fund Inc., Managed High Yield Plus Fund Inc., and Strategic Global Income Fund, Inc. (each a Fund and, collectively, the Funds), each a Maryland corporation and listed on the New York Stock Exchange, hereby certify that, at a duly convened meeting of the Board of Directors (Board) of each Fund held on February 10, 2010, the Board duly and unanimously approved the following preambles and resolution:

WHEREAS, the Nominating and Corporate Governance Committee of the Board has recommended to the full Board the abolishment of the retirement policy pursuant to which a director who has attained the age of seventy five (75) years generally must retire from service as a director (the Policy); and

WHEREAS, the Board has accepted the Nominating and Corporate Governance Committees recommendation and has determined that it is in the best interest of the Fund to abolish the Policy;

NOW, THEREFORE, BE IT

RESOLVED, that pursuant to the relevant section of the Funds restated Bylaws (the Bylaws) concerning amendments to the Funds Bylaws, Article III,
Section 13 of the Funds Bylaws be, and it hereby is, deleted in its entirety.


IN WITNESS WHEREOF, I have signed this certificate as of the 7th day of May, 2010.

GLOBAL HIGH INCOME FUND INC.
INVESTMENT GRADE MUNICIPAL INCOME FUND INC.
MANAGED HIGH YIELD PLUS FUND INC.
STRATEGIC GLOBAL INCOME FUND, INC.

By:  		           /s/Keith A. Weller
Name:	                   Keith A. Weller
Title:		           Vice President and Assistant Secretary


New York, New York (ss)

Subscribed and sworn to before me
on this 7th day of May, 2010.


/s/Cathleen Crandall
Notary Public